Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
August 10, 2010	Contact:	Helen W. Cornell
Executive Vice President, Finance and CFO
(217) 228-8209
GARDNER DENVER, INC. ANNOUNCES EXECUTIVE MANAGEMENT CHANGES
QUINCY, IL August 10, 2010 — Gardner Denver, Inc. (NYSE: GDI) announced today that Helen W. Cornell has informed the Company of her intention to retire as Executive Vice President, Finance and Chief Financial Officer to enable her to increase her involvement in family business matters. The Company has commenced an executive search to identify an appropriate successor and Mrs. Cornell plans to remain in her role to ensure an orderly transition, which the Company expects to occur before the end of the year.
Mrs. Cornell joined the Company in 1988 when it was a division of Cooper Industries and led the corporate secretarial and treasury functions upon Gardner Denver’s spin-off in 1993. In 2000, she accepted an operational role, as Vice President, Compressor Operations for the Compressor and Pump Division but returned to a corporate position in 2001, to lead the strategic development initiatives of the company, including the acquisitions of Syltone, Nash Elmo, Thomas Industries and CompAir, among others. She was promoted to Chief Financial Officer in 2004 and Executive Vice President, Finance and Chief Financial Officer of Gardner Denver in 2007.
“Helen has been instrumental in Gardner Denver’s transformation to a global leader in the markets we serve. Her leadership in executing the growth strategy of Gardner Denver is obvious by the strong financial results that we have achieved,” said Barry L. Pennypacker, Gardner Denver’s President and Chief Executive Officer. “Helen has built an excellent global finance function that will continue to provide a path forward for the continued success of Gardner Denver. On behalf of our customers, shareholders and employees, I want to thank Helen for her support of the culture change initiated by The Gardner Denver Way, and wish her continued success as she becomes more involved with her family’s business.”
“Being part of the team that transformed Gardner Denver from a U.S.-based manufacturing company with less than $200 million in revenues to a multinational organization, with over 6,000 employees on six continents and revenues of nearly $2 billion has been an incredible experience,” said Helen Cornell. “I have had the great fortune to learn so much from the many friends and acquaintances that I have made over the twenty-two years I have worked at Gardner Denver. I look forward to the future successes the Company will achieve as it continues its transformation to a lean culture, driven by the principles of the Gardner Denver Way.”
Gardner Denver, Inc., with 2009 revenues of approximately $1.8 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: changing economic conditions; pricing of the Company’s products and other competitive market pressures; the costs and availability of raw materials; fluctuations in foreign currency exchange rates and energy prices; and risks associated with the Company’s current and future litigation. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2009, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
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